SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  NUMEREX CORP.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                                 NUMEREX CORP.
                            1600 PARKWOOD CIRCLE SE
                                   SUITE 200
                               ATLANTA, GA 30339

Dear Shareholders:

     We are pleased to enclose your Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders of NumereX Corp. (the 'Company') to be held at 10:00 a.m. on June 11, 1999 at the Hyatt Regency Suites-Perimeter NW, 2999 Windy Hill Road, Atlanta, Georgia 30067.

     At the Annual Meeting, you will be asked to elect six nominees to serve as directors of the Company and to ratify the selection of Grant Thornton LLP as the independent accountants of the Company.

     The Board of Directors hopes that you will be able to attend the shareholders' meeting. We look forward to meeting each of you and discussing with you the significant events that have occurred during the Company's past year and its current prospects. If you are unable to attend in person or to be otherwise represented, we urge you to vote by signing the enclosed proxy and mailing it to us in the accompanying stamped enveloped at your earliest convenience. Please be sure to sign it exactly as the name or names appear on the proxy. We urge you to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting.

                                       Sincerely yours,

                                       /s/ Gordon T. Ray

                                       Gordon T. Ray
                                       Chairman

May 11, 1999
Enclosures

                                 NUMEREX CORP.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 1999

                            ------------------------

TO OUR SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of NUMEREX CORP. (the 'Company') will be held on June 11, 1999, at 10:00 a.m. (local time), at the Hyatt Regency Suites-Perimeter NW, 2999 Windy Hill Road, Atlanta, Georgia 30067, for the following purposes:

          1. To elect a Board of Directors consisting of six persons to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified;

          2. To consider and vote upon the ratification of the selection by the Board of Directors of Grant Thornton LLP as independent accountants of the Company for the current fiscal year ending October 31, 1999; and

          3. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed May 10, 1999 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

May 11, 1999                           By Order of the Board of Directors

                                       /s/ Gordon T. Ray

                                       Gordon T. Ray, Chairman

                            ------------------------

                                 NUMEREX CORP.
                            1600 PARKWOOD CIRCLE SE
                                   SUITE 200
                             ATLANTA, GEORGIA 30339

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                  INTRODUCTION

     The Board of Directors of NumereX Corp. (the 'Company'), the executive offices of which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Shareholders to be held on June 11, 1999, at 10:00 a.m. (local time), or at any postponement or adjournment thereof (the 'Annual Meeting'). The expense of soliciting your proxy will be borne by the Company. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is May 11, 1999.

     At the Annual Meeting, shareholders will be asked to elect six directors of the Company, each to serve until the next annual meeting, and to ratify the selection of Grant Thornton LLP as independent accountants of the Company for the current fiscal year ending October 31, 1999.

     We urge you to date, sign and return your proxy in the enclosed envelope promptly to make certain that your shares will be voted at the Annual Meeting.

DATE, TIME, AND PLACE

     The Annual Meeting will be held on Friday, June 11, 1999, at 10:00 a.m. local time, at the Hyatt Regency Suites-Perimeter NW, 2999 Windy Hill Road, Atlanta, Georgia 30067.

RECORD DATE; VOTING RIGHTS

     The Company had 10,343,092 shares of Common Stock outstanding at the close of business on May 10, 1999, the record date (the 'Record Date'). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of all of the shares of stock entitled to vote constitutes a quorum. Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. Directors will be elected by a plurality of the votes cast in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be the act of the shareholders. Under the Pennsylvania Business Corporation Law, an abstention, notwithstanding the authority to vote, or a broker non-vote, will not have the same legal affect as an 'against' vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

VOTING AND REVOCATION OF PROXIES

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the directions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company's Common Stock for election of all nominees for directors and for the ratification of the selection of Grant Thornton LLP as the Company's independent accountants.

     Sending in a signed proxy will not affect a shareholder's right to attend the Annual Meeting nor will it preclude a shareholder from voting in person because the proxy is revocable at any time prior to the voting of such proxy. Any shareholder giving a proxy has the power to revoke it by giving written notice to the Secretary of the Company at any time before the proxy is exercised, including by filing a later-dated proxy with the Secretary or by appearing in person at the Annual Meeting and making a written demand to vote.

SOLICITATION OF PROXIES

     The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype, or by directors, officers or employees of the Company without additional compensation. Upon request by record holders of the Company's Class A Common Stock, no par value (the 'Common Stock'), who are brokers, dealers, banks or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock.

FISCAL YEARS

     As used in this Proxy Statement, 'fiscal 1996' means the Company's fiscal year ended October 31, 1996, 'fiscal 1997' means the Company's fiscal year ended October 31, 1997, 'fiscal 1998' means the Company's fiscal year ended October 31, 1998, and 'fiscal 1999' means the Company's fiscal year ending October 31, 1999.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 10, 1999, by (i) each person known by the Company to be the beneficial owner of five percent or more of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table which follows, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

                                                                                      SHARES BENEFICIALLY OWNED(1)
                         NAME OF BENEFICIAL OWNER                               ----------------------------------------
                           OR IDENTITY OF GROUP                                  NUMBER OF SHARES
                                AND ADDRESS                                     BENEFICIALLY OWNED      PERCENT OF CLASS
---------------------------------------------------------------------------     ------------------      ----------------
Gwynedd Resources, Ltd.
  900 Market Street
  Suite 200
  Wilmington, DE 19801                                                               3,207,280(2)             31.0%
Elizabeth Baxavanis, Trustee
  Dominion Holdings #5
  Revocable Trust for the Benefit of
  Maria E. Nicolaides
  900 Market Street
  Suite 200
  Wilmington, DE 19801                                                               3,207,280(3)             31.0%
Maria E. Nicolaides
  4193 Las Palmas Way
  Sarasota, FL 34238                                                                 3,207,280(4)             31.0%
Douglas Holsclaw, MD
  42 Llanberries Road
  Bala Cynwyd, PA 19004                                                                752,382(5)              7.3%
Kenneth F. Manser
  Versus Technology Limited
  Unit B7, Armstrong Mall
  Southwood Summit Centre
  Farnborough, Hampshire GU14 0NR                                                    1,334,658                12.9%
George Benson(6)                                                                        11,000(7)               *
Matthew J. Flanigan(6)                                                                  13,700(7)               *
Frederick C. Shay(6)                                                                    30,000(8)               *
Gordon T. Ray(6)                                                                       126,397(7)               *
John J. Reis(6)                                                                         10,000(9)               *
Andrew J. Ryan(10)                                                                      15,000                  *
Charles L. McNew(6)                                                                     16,000(11)              *
All Directors and Executive Officers as a group (7 Persons)                          1,556,755(12)            14.8%

------------------
*Less than 1%.

 (1) The shares 'beneficially owned' by an individual are determined in accordance with the definition of 'beneficial ownership' set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include shares owned by or for, among other things, the wife, minor children or certain other relatives of such individual, as well as other shares as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after May 10, 1999.

 (2) The shareholders of Gwynedd Resources, Ltd. ('Gwynedd') include various trusts for the benefit of Maria E. Nicolaides and her children (for which Mrs. Baxavanis is trustee) and Dr. Holsclaw. Gwynedd has the same shareholders as Dominion Group Limited, a Member Company of Dominion Holdings. See 'Certain Relationships and Related Transactions.' See footnotes (3), (4), (5) and (10).

 (3) Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides' mother-in-law, is own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Mrs. Baxavanis disclaims beneficial ownership of all shares of Common Stock owned by Gwynedd. See footnote (4) below.

 (4) Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides' mother-in-law, is trustee, own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Maria E. Nicolaides disclaims beneficial ownership of 325,651 shares of Common Stock owned by Gwynedd which may be deemed to be beneficially owned by the other shareholders of Gwynedd, including for the benefit of her children. See footnote (3) above.

 (5) Does not include any shares of Common Stock owned by Gwynedd. Dr. Holsclaw is the owner of approximately 9.3% of the outstanding stock of Gwynedd.

 (6) The address of such person is c/o NumereX Corp., 1600 Parkwood Circle SE, Suite 200, Atlanta, GA 30339-2119.

 (7) Represents or includes options to purchase Common Stock under the Non-Employee Director Stock Option Plan (the 'Director Plan'), as follows:
     George Benson-9,000; Matthew J. Flanigan-10,700; and Gordon T. Ray-9,000 and 100,000 under the Company's Employee Stock Option Plan (the 'Employee Plan'), but does not include 100,000 under the Employee Plan, which are not exercisable as of the date of this table.

 (8) Includes options to purchase 24,000 shares of Common Stock under the Employee Plan. Mr. Shay, a Director of the Company will not be standing for re-election.

 (9) Does not include options to purchase 275,000 shares of Common Stock under the Employee Plan which are not currently exercisable.

(10) Mr. Ryan disclaims beneficial ownership of the 3,207,280 shares of Common Stock owned by Gwynedd. Mr. Ryan's address is: Salisbury & Ryan, 1325 Avenue of the Americas, Seventh Floor, New York, NY 10019-6026.

(11) Includes options to purchase 15,000 shares of Common Stock under the Employee Plan.

(12) Does not include ownership of Mr. Reis who is not presently an executive officer or director of the Company. Includes options to purchase 167,000 shares of Common Stock under the Employee Plan and the Director Plan.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than ten directors and that the number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors. The Board has set the number of directors at six. At the Annual Meeting six directors, who will constitute the Company's entire Board of Directors, are to be elected to hold office until the next annual meeting and until their respective successors have been duly elected and qualified. The Board has designated the persons listed below to be nominees for election as directors. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote for the election of the Company's nominees.

     All of the nominees currently serve as directors of the Company and have consented to being named in this Proxy Statement and to serve if elected.

     The Bylaws of the Company require that nominations by shareholders for directors to be elected, or proposals by shareholders to be considered, at an annual meeting of shareholders and which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Company in writing, either by personal delivery, nationally recognized express mail or United States mail, postage prepaid, not later than the latest date upon which shareholder proposals must be submitted to the Company for inclusion in the Company's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders. Each such nomination or proposal shall set forth: (i) the name and address of the shareholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal submitted; (ii) a representation that the shareholder is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted; (iii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made, or the proposal was submitted, by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. All late nominations and proposals will be rejected.

INFORMATION AS TO DIRECTORS AND NOMINEES

     The following table contains information with respect to the nominees for Directors.

NAME                             AGE     POSITION               DIRECTOR SINCE
------------------------------------------------------------------------------
George Benson(l)(2)(3)           64      Director               1995

Matthew J. Flanigan(l)(2)(3)     53      Director               1994

Kenneth F. Manser                65      Director; Managing     1994
                                         Director of the
                                         Company's
                                         subsidiary, Versus
                                         Technology Limited

Stratton J. Nicolaides           45      Director; Chief        1999
                                         Operating Officer

Gordon T. Ray                    70      Chairman of the        1995
                                         Board of Directors

Andrew J. Ryan(l)(2)(3)          40      Director; General      1996
                                         Counsel; Secretary

---------------------------

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Employee Stock Option Plan Committee

     GEORGE BENSON has served as a Director of the Company since June 1995. Mr. Benson has served as Chairman and Chief Executive Officer of Wisconsin Wireless Communications Corporation and its subsidiary Airadigm Communications, two wireless telecommunications service providers since September 1992, and Senior Vice President of Mitel, Inc., a public telecommunications company, from September 1990 until September 1992. From 1979 until 1990 Mr. Benson served as Founder, President and Chief Executive Officer of Telecom North, Inc.

     MATTHEW J. FLANIGAN has served as a Director of the Company since July 1994. Mr. Flanigan has been the President of the Telecommunication Industry Association, a trade association for telecommunication companies, since April 1994. From March 1987 to January 1994, he served as President of Cognitronics Corporation, a telecommunications manufacturer.

     KENNETH F. MANSER has been the Managing Director of the Company's subsidiary, Versus Technology Limited, since December 1990 and Chairman of the Board of the Company from February 1994 to July 1998, at which time he relinquished the position of Chairman of the Board. Mr. Manser continues to serve as a Director. Prior thereto, since 1987, he was sales manager of the Telecommunications Group of Base Ten Systems, Inc., a defense electronic systems manufacturer.

     STRATTON J. NICOLAIDES has served as a Director of the Company since April 1999. Mr. Nicolaides was an original founder of the Company along with Mr. Manser and previously served on the Company's Board of Directors from its founding until October 1994. Since that time, he has managed a closely held investment partnership and provided consulting services to Dominion Group Limited.

     GORDON T. RAY served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company from July 1998 until April 1999. He has served as a Director of the Company since October 1995 and continues to serve as Chairman of the Board of Directors. Mr. Ray served as Chairman and President of Cellemetry LLC, a majority owned subsidiary of the Company, from October 1998 until April 1999. Mr. Ray has served as President of Global Information, Ltd., a technology marketing consulting company, from September 1993 to present and for more than five years prior thereto he served as Executive Vice President of NEC America, an equipment manufacturing company. Mr. Ray is also a director of the Telecommunication Industry Association and a member of the board of governors of the Electronic Industries Association, trade associations for telecommunications and electronics companies.

     ANDREW J. RYAN has served as a Director of the Company since May 1996. Mr. Ryan has practiced law with the law firm of Salisbury & Ryan from August 1994 to present and, from March 1993 to August 1994, with the law firm of Pepper Hamilton & Scheetz. Mr. Ryan serves as Gwynedd's designee on the Board. See 'Arrangements with Respect to the Board of Directors' and 'Certain Relationships and Related Transactions.'

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     In March 1993, the Resolution Trust Corporation ('RTC'), as receiver for Nassau Savings and Loan Association ('Nassau'), filed a complaint for damages against Mr. Nicolaides arising out of five loans ('Loans') made by Nassau between 1982 and 1985 to five partnerships of which Mr. Nicolaides was one of the general partners. Mr. Nicolaides also was a guarantor of such Loans. On November 22, 1995, without admitting liability for the claims asserted, Mr. Nicolaides settled the RTC action for $2,125,000. On March 10, 1997, in a separate criminal action arising out of the Loans, which was filed in the United States District Court for the District of New Jersey, Mr. Nicolaides agreed to plead guilty to one count of bank fraud. The court sentenced Mr. Nicolaides to three-years probation and required payment of a $250,000 fine. Mr. Nicolaides is in compliance with the terms of his probation.

     Neither the RTC action nor the criminal action included any ban on Mr. Nicolaides engaging in any type of business activity.

     Mr. Nicolaides is the spouse of Maria E. Nicolaides, who may be deemed the indirect beneficial owner of approximately 31.0% of the Company's outstanding Common Stock. See 'Security Ownership of Management and Certain Beneficial Owners' and 'Certain Relationships and Related Transactions.'

BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

     During fiscal 1998, the Board of Directors of the Company held 11 meetings. Each director attended 75% or more of the meetings of the Board and committees of which they were members during fiscal 1998.

     During fiscal 1998, the Audit Committee held four meetings. The purpose of the Audit Committee is to review all recommendations made by the Company's independent public accountants with respect to the accounting methods used and the system of internal control followed by the Company and to advise the Board of Directors with respect thereto. The members of the Audit Committee are George Benson, Matthew J. Flanigan and Andrew J. Ryan.

     During fiscal 1998, the Compensation Committee held one meeting. The Compensation Committee makes recommendations to the Board with respect to the compensation of the officers and key employees. The members of the Compensation Committee are George Benson, Matthew J. Flanigan and Andrew J. Ryan. See 'Executive Compensation-Report of the Compensation Committee.'

     During fiscal 1998, the Employee Stock Option Plan Committee held two meetings. The Employee Stock Option Committee authorizes stock option grants, if any, to the employees of the Company pursuant to the Employee Stock Option Plan. The members of the Employee Stock Option Plan Committee are George Benson, Matthew J. Flanigan and Andrew J. Ryan.

ARRANGEMENTS WITH RESPECT TO THE BOARD OF DIRECTORS

     The Company has entered into an agreement providing Gwynedd with the right to designate one director to the Board. Additionally, in the event the Board consists of more than seven directors, Gwynedd, at its option, may designate one additional director. Any designee's appointment will be subject to the exercise by the Board of Directors of its fiduciary duties and the approval of the Company's shareholders upon the expiration of any appointed term at the next annual meeting of shareholders. Gwynedd's right to designate directors will cease at such time as Gwynedd's equity interest in the Company drops below ten percent of the outstanding shares of the Company's Common Stock. Mr. Ryan currently serves as Gwynedd's designee.

DIRECTOR COMPENSATION

     During fiscal 1998, each director of the Company who was not also an employee of the Company or a Gwynedd designated director received an annual fee of $12,000 and a fee of $250 for each meeting (except telephonic meetings, in which case the fee was $125) of the Board or a committee thereof attended plus reimbursement of expenses incurred in attending meetings. No additional fee was paid for committee meetings held the same day as Board meetings. Effective as of February 12, 1999, each director of the Company who is not also an employee of the Company or a Gwynedd designated director will receive an annual fee of $12,000 and a fee of $500 for each meeting (except telephonic meetings, in which case the fee will be $250) of the Board or a committee thereof attended plus reimbursement of expenses incurred in attending meetings. No additional fee will be paid for committee meetings held the same day as Board meetings.

     Directors who are not employees or a Gwynedd designated director are entitled to receive options under the Company's Non-Employee Director Stock Option Plan.

                                  PROPOSAL TWO
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP acted as the Company's independent public accountants for the fiscal year ended October 31, 1998. Effective March 31, 1999, the Company dismissed Deloitte & Touche LLP as the Company's independent accountants. The decision to dismiss Deloitte & Touche LLP was recommended by the Audit Committee and approved by the Board of Directors. No report on the financial statements of the Company by Deloitte & Touche LLP contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles during either of the past two fiscal years or any subsequent period through March 31, 1999.

     In connection with its audits for the two most recent fiscal years and through March 31, 1999, there have been no disagreements between the Company and Deloitte & Touche LLP on any matter or accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their report on the financial statements for those years.

     On March 31, 1999, the Board of Directors, upon the recommendation of the Audit Committee, selected the firm of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 1999. This nationally known firm has no direct or indirect financial interest in the Company.

     Although not legally required to do so, the Board is submitting the selection of Grant Thornton LLP as the Company's independent accountants for fiscal 1999 for ratification by the shareholders at the Annual Meeting. If a majority of the votes cast in person or by proxy at the Annual Meeting is not voted for ratification, the Board will reconsider its appointment of Grant Thornton LLP as independent accountants for the current fiscal year.

     A representative of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from shareholders. The Company does not expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting.

                                 OTHER BUSINESS

     The Company does not presently know of any matters that will be presented for action at the meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed proxy with respect to such other matters in accordance with their best judgment.

                             EXECUTIVE COMPENSATION

     Under rules established by the Securities and Exchange Commission (the 'SEC'), the Company is required to provide certain data and information with respect to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Company (the 'Committee'), at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

     OVERVIEW AND PHILOSOPHY

     The Committee is currently comprised of Matthew J. Flanigan, as Chairman, and George Benson and Andrew J. Ryan. The Committee's responsibilities include reviewing and making recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and approving the compensation paid to the Company's other executives. Starting with the 1998 fiscal year, the Company instituted an incentive compensation program for senior employees. The Committee also considers and recommends to the Employee Stock Option Plan Committee awards of options to purchase shares of Common Stock pursuant to the Company's Employee Stock Option Plan.

     The compensation structure is aimed at establishing levels of compensation sufficient to attract and retain qualified executive talent. To do so, the Company seeks to provide total compensation packages that are comparable to those offered by other companies of similar size, complexity and financial performance. The compensation program also seeks to align the interests of management with those of the Company's shareholders through the use of stock-based forms of compensation, including compensation through stock option grants.

     COMPENSATION PROGRAM ELEMENTS

     The senior employees compensation program consists of a base salary, incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of options to purchase Common Stock under the Employee Stock Option Plan, bonus and miscellaneous fringe benefits, including group benefits generally available to employees of the Company. Overall, the Company's process of setting the levels and mix of each component of compensation is subjective, with no precise, mathematical weight given to any of the factors discussed below.

     BASE SALARY. The Company's salary levels are intended to be consistent with the competitive practices of comparable companies and each executive officer's level of responsibility. Salary increases are intended to reflect the overall financial performance of the Company as well as the specific contributions of the individual executive officer.

     STOCK OPTIONS. Grants of options under the Company's Employee Stock Option Plan are made at the Employee Plan Committee's discretion based on the level and importance of the management position to the overall long term success of the Company and the contribution of the executive officer. Grants are intended to motivate the executive officers to build shareholder value and to relate a significant portion of the executive's compensation directly to the financial performance of the Company.

     INCENTIVE COMPENSATION. The Company instituted an incentive compensation program starting in fiscal 1998 for executive level employees whereby they can receive cash bonuses ranging between 20-24% of base salary, based upon the achievement of revenue and operating income objectives pursuant to the Company's business plan. Additional incentive compensation may be paid for over-achievement of objectives. The Company did not pay any bonuses to executive level employees in fiscal 1998.

     OTHER BENEFITS. In addition to the items of compensation described above, the Company provides medical and life insurance and a 401(k) plan to its executive officers, which are generally available to Company employees. The Company also provides certain executive officers with a company car. The amount of these benefits, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed the lesser of $50,000 or 10% of any such executive officer's salary for fiscal 1998.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Ray served as Chairman, President and Chief Executive Officer from July 1998 until April 1999. Mr. Ray received an annual base salary of $240,000. In addition, in September 1998, Mr. Ray was granted performance-based stock options to purchase 100,000 shares of Company Common Stock with an exercise price equal to $3.06 per share, of which 50,000 are exercisable at the earlier of such time as the closing price of NumereX Common Stock equals or exceeds $7.50, or five years from the date of grant, and 50,000 are exercisable, at the earlier of such time as the closing price of NumereX Common

Stock equals or exceeds $10.00, or five years from the date of grant. Also, in November 1998, Mr. Ray received an option to purchase 100,000 shares of NumereX Common Stock, with an exercise price equal to $2.63 per share, all of which are immediately exercisable. In February 1998, prior to Mr. Ray assuming the positions referenced herein, he received options to purchase an additional 4,000 shares of NumereX Common Stock under the Company's Non-Employee Director Stock Option Plan.

     Effective June 3, 1996, the Company entered into an employment agreement with John J. Reis, whereby Mr. Reis served as President, Chief Executive Officer and a Director of the Company. Pursuant to the agreement, Mr. Reis received an annual salary of $225,000, increased to $250,000 effective January 1, 1997, plus a cash bonus equal to $50,000, $25,000 of which was pro-rated on a monthly basis over the first six months of his employment, while the remaining $25,000 was awarded at the discretion of the Board of Directors. Mr. Reis' base salary was increased to $275,000, effective June 1, 1997. As part of a agreement (as amended), Mr. Reis was granted stock options to purchase, in the aggregate, 125,000 shares of Company Common Stock, exercisable as follows: (i) 50,000, at the earlier of such time as the closing price of NumereX Common Stock equals or exceeds $10.00 per share for a period of sixty (60) consecutive days, or February 27, 2002; (ii) 25,000, at the earlier of such time as the closing price of NumereX Common Stock equals or exceeds $12.50 per share for a period of sixty
(60) consecutive days, or February 27, 2002; and (iii) 50,000, at the earlier of such time as the closing price of NumereX Common Stock equals or exceeds $15.00 per share for a period of sixty (60) consecutive days, or February 27, 2002. Also, during fiscal 1998, Mr. Reis was granted additional options to purchase 75,000 shares of Common Stock. Mr. Reis' employment with the Company terminated in July 1998. See 'Employment and Related Agreements' for a description of the arrangements with Mr. Reis under his employment and agreements.

     The above compensation was based upon the Company's belief that the background and skills brought to the Company by the chief executive officer, as well as such person's contribution since commencing employment, were important to the Company's achievement of its long range strategic goals.

     POLICY WITH RESPECT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Generally, Section 162(m) of the Internal Revenue Code, and the regulations promulgated thereunder (collectively, 'Section 162(m)'), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers during any taxable year, excluding, among other things, certain performance-based compensation. The Compensation Committee intends to evaluate the level of compensation and the importance to the Company of qualifying for the performance-based exclusion with respect to options having an exercise price of not less than the fair market value of the Common Stock on the date of grant. The Compensation Committee will also continually evaluate to what extent Section 162(m) will apply to its other compensation programs.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth all cash compensation paid to the Chief Executive Officer of the Company, and the four most highly compensated executive officers of the Company and its subsidiaries whose salary and bonus exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries, during the Company's fiscal years ended October 31, 1998, 1997 and 1996, except for the Chief Executive Officer.

                                                                                             LONG TERM
                                                          ANNUAL COMPENSATION               COMPENSATION
                                                  -----------------------------------    ------------------
                                                                         OTHER ANNUAL        SECURITIES         ALL OTHER
  NAME AND PRINCIPAL POSITION      FISCAL YEAR     SALARY      BONUS     COMPENSATION    UNDERLYING OPTIONS    COMPENSATION
--------------------------------   -----------    --------    -------    ------------    ------------------    ------------
Gordon T. Ray, Chairman,               1998(1)    $ 76,364         --            --            104,000           $ 10,250
President and Chief                    1997             --         --            --              2,500              9,500
Executive Officer                      1996             --         --            --              2,500              7,125

John J. Reis,                          1998(2)    $206,250         --      $102,141             75,000           $ 11,706
President and Chief                    1997        256,250    $66,983            --            100,000              6,431
Executive Officer                      1996         93,750     20,833            --            100,000                 --

Kenneth F. Manser,                     1998(3)    $157,786         --            --                 --           $ 19,979(4)
Chairman of the Board of the           1997        156,218    $23,487            --                 --             27,988(4)
Company and Managing                   1996        147,307         --            --                 --             22,693(4)
Director of Versus Technology
Limited

Charles L. McNew, Vice                 1998(5)    $160,208         --            --             50,000           $  5,000
President, Chief Operating             1997        133,500    $32,827                           25,000              4,713
Officer and Chief                      1996        123,500                                      25,000              3,708
Financial Officer

Frederick C. Shay,                     1998(6)    $150,000         --            --                 --           $  4,500
Chief Technology Officer               1997        145,000         --            --             10,000              4,200
                                       1996        161,667         --            --             40,000              4,445

---------------------------

(1) Mr. Ray served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company from July 1998 until April 1999. Mr. Ray continues to serve as Chairman of the Board of Directors. Amounts under caption 'All Other Compensation' represent fees as an outside director prior to July 1998.

(2) Mr. Reis became President and Chief Executive Officer of the Company in June 1996 at a base salary of $225,000, which was increased to $250,000 on January 1, 1997. His base salary was increased to $275,000, effective June 1, 1997. Mr. Reis' employment with the Company terminated in July 1998, at which time he ceased to serve as President, Chief Executive Officer and as a Director of the Company. See 'Employment and Related Agreements.'

(3) Mr. Manser's salary, bonus and other compensation for fiscal 1996, 1997 and 1998 were pounds 95,000, pounds -0-, and pounds 14,635; pounds 95,000, pounds 14,283 and pounds 17,202; and pounds 95,000, pounds -0- and pounds 18,050, respectively, which have been converted into dollars at the exchange rate of $1.5506 for fiscal 1996, $1.6444 for fiscal 1997 and $1.6609 for 1998, respectively, per pounds 100 based on the average of the noon buying rates in New York City on the last day of each month during fiscal 1996, 1997 and 1998, respectively, for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York.

(4) Represents private health insurance premium payments and amounts contributed to Mr. Manser's account under a Limited Pension and Death Benefits Plan. See 'Limited Pension and Death Benefits Plan.'

(5) Mr. McNew became Vice President and Chief Financial Officer in July 1994 and served as Chief Operating Officer of the Company from July 1998 until April 1999.

(6) Mr. Shay has served as a Director of the Company since February 1994, but will not be standing for reelection. Mr. Shay served as President of Cellemetry LLC, a majority owned subsidiary of the Company from May 1998 to October 1998. Prior to that Mr. Shay served as the Company's Chief Technology Officer, from October 1997 to May 1998. From June 1996 until October 1997 Mr. Shay served as President of the Company's subsidiary, DCX Systems, Inc. Mr. Shay served as acting President and acting Chief Executive Officer of the Company from June 1995 to June 1996. From November 1994 through June 1995, Mr. Shay served as Vice President of the Company. Accordingly, Mr. Shay's annual compensation includes amounts paid under various capacities.

EMPLOYMENT AND RELATED AGREEMENTS

     In June 1996, the Company entered into a one-year employment agreement with Mr. Reis, which was extended by mutual agreement, pursuant to which he served as President, Chief Executive Officer and a Director of the Company. For all services rendered, Mr. Reis received an annual salary of $225,000 (increased to $250,000 effective January 1, 1997 and $275,000 effective June 1, 1997), plus an initial bonus equal to $50,000, $25,000 of which was pro-rated over the first six months of his employment, while the remaining $25,000 was awarded by the Board of Directors. Mr. Reis also was reimbursed for business travel and other business expenses. Additionally, Mr. Reis received options to purchase, in the aggregate, 125,000 shares of NumereX Common Stock, at exercise prices equal to the fair market value of the Company Common Stock on the dates of grant. The options are exercisable as follows: (i) 50,000, at such time as the closing price of the Company's Common Stock equals or exceeds $10.00 per share for a period of 60 consecutive days; (ii) 25,000, at such time as the closing price of the Company's Common Stock equals or exceeds $12.50 per share for a period of 60 consecutive days; and (iii) 50,000, at such time as the closing price of the Company's Common Stock equals or exceeds $15.00 per share for a period of 60 consecutive days. The exercisability of the options was modified to provide that they may be exercised at the earlier of (i) the closing price of the Company's Common Stock equaling or exceeding the price levels for the trading periods set forth above, or (ii) five years from the date of grant. Mr. Reis also was entitled to benefits under Company employee benefit plans and programs in which other executives of the Company are eligible to participate. Mr. Reis was entitled to four weeks of annual vacation. The Company was permitted to terminate this agreement 'for cause' (as defined therein) in which case Mr. Reis would have had no right to receive compensation or other benefits for any period after such termination. In the event of termination for 'good reason' (as defined therein), which includes a merger, consolidation or reorganization, sale of all or substantially all of the assets or any similar event, a 'change in control' (as defined therein), or for termination without cause, Mr. Reis would receive his base salary plus bonus for the most recently completed year of employment, payment of which would be made at the time provided for in the agreement as though employment had not been terminated. This payment would be in lieu of the base annual salary and bonus compensation he would otherwise receive. The agreement also required certain payments by the Company in the event of disability or partial disability. The agreement also contained non-competition, non-disclosure and confidentiality provisions, certain of which extend beyond the term of the agreement. In July 1998, the Company entered into a consulting agreement (the 'Consulting Agreement') with Mr. Reis. Pursuant to the Consulting Agreement, for a period of 60 days, Mr. Reis agreed to provide certain services to the Company, and in return therefor, Mr. Reis received compensation, based upon his then current annual compensation. In addition, Mr. Reis received certain other benefits, including medical benefits for fourteen months, reimbursement for automobile expenses and reimbursement for outplacement expenses, not to exceed $25,000. In addition, the Company agreed to use its best efforts to protect the value of stock options granted to Mr. Reis, provided that such protections did not have an adverse effect on the Company or Mr. Reis, and in this regard the Company and Mr. Reis agreed to convert his incentive stock options into non-qualified stock options and to provide that the options would not terminate 90 days after termination of Mr. Reis' employment. All other terms of the options remain unchanged. In addition, the Company acknowledged its obligations under Mr. Reis' employment agreement referred to above. Accordingly, Mr. Reis is also entitled to receive payment of his base salary plus bonus for the most recently completed year of employment, payment of which will be made over a twelve month period.

     In November 1993, the Company entered into an employment agreement with Kenneth F. Manser, pursuant to which Mr. Manser has served as Managing Director of Versus Technology Limited for two years, which ended in November 1995, subject to automatic one year extensions unless notice of termination is given by either party at least 90 days prior to the end of the then current term. The employment agreement has not been extended. Mr. Manser's salary is pounds 95,000 per year, or such higher rate as may from time to time be agreed. In the event of Mr. Manser's death during the term of the agreement, his wife will be entitled to receive a lump-sum payment equal to six months salary at his then current rate. Versus Technology Limited provides Mr. Manser with an automobile, which may be used for business and private use, private health insurance coverage for Mr. Manser and his wife, and pension and life insurance arrangements as shall from time to time be agreed upon. The agreement may be terminated due to Mr. Manser's long-term disability, serious breach of the agreement, grossly negligent conduct or personal bankruptcy. Mr. Manser is prohibited from disclosing or using confidential information during and after the term of his agreement and from soliciting business from the Company's customers for a period of one year after the termination of his employment.

     In May 1996, NumereX entered into severance agreements with Messrs. Shay and McNew, which terminate at the earlier of (i) death or permanent disability,
(ii) termination by the Company for cause,

(iii) mutual agreement, (iv) termination by resignation or otherwise; or (v) one year from the date of the agreement, and year to year thereafter unless appropriate notice is given. The agreements generally provide that if employment is terminated during the term by reason of a merger or similar transaction, a 'change in control' (as defined therein), a change to a less responsible position, or termination of the employee (except for cause), the employee shall receive, for a period of six months following termination 50% of his annual base salary. In addition, the employee shall be entitled to receive, for a period of six months following the termination date, reimbursement of all reasonable expenses incurred in connection with his search for new employment, not to exceed 20% of base annual salary, or, at the employee's option, a lump sum payment of $10,000. For a period of one year following the termination date, the employee shall be entitled to all customary Company benefits, such as medical care and life insurance benefits. The agreements also contain certain provisions preventing the employee from disclosing confidential information and not competing with the Company. The severance agreement with Mr. McNew terminated by the terms of the employment agreement entered into between Mr. McNew and the Company referred to hereunder. Payment of severance benefits to Mr. Shay commenced in January 1999.

     In July 1998, the Company and Mr. McNew entered into a one-year employment agreement, which shall continue for additional one-year terms, unless prior notice of non-extension is given by either party. Mr. McNew agreed to serve as Vice President, Chief Operating Officer and Chief Financial Officer of the Company. This Agreement supersedes and cancels the severance agreement between the Company and Mr. McNew referred to above. Mr. McNew receives an annual salary of $185,000, or such higher salaries as may be negotiated from time to time by NumereX and Mr. McNew. Mr. McNew is also entitled to be reimbursed for business travel and other expenses and is entitled to four weeks of annual vacation. The Company is permitted to terminate this agreement 'for cause' (as defined therein) in which case Mr. McNew would have no right to receive compensation or other benefits for any period after such termination. In the event of termination for 'good reason' (as defined therein), which includes a merger, consolidation or reorganization, sale of all or substantially all the assets or any similar event, a 'change of control' (as defined therein), inability to promote the best interests of the Company following a change in the President of the Company, or for termination without cause, Mr. McNew is entitled to receive his base salary plus bonus for the most recently completed year of employment, payment of which will be made at the time provided for in the agreement as though employment had not been terminated. This payment would be in lieu of the base annual salary and bonus compensation he would otherwise receive. In addition, Mr. McNew is entitled to receive reimbursement for out-placement related expenses incurred by him, not to exceed $25,000. Additionally, all options heretofore granted to Mr. McNew under any of the Company's stock option plans would be amended to become non-qualified stock options and such options would be further amended so that they do not expire 90 days after Mr. McNew's termination of employment. The agreement also requires certain payments by the Company in the event of disability or partial disability. The agreement also contains non-competition, non-disclosure and confidentiality provisions, certain of which extend beyond the term of the agreement. In April 1999, in accordance with the terms of his employment agreement, the Company and Mr. McNew mutually agreed that Mr. McNew's employment with the Company will not be extended and that he will be entitled to the benefits provided thereunder.

     The following table sets forth certain information concerning stock options granted under the Employee Plan during the fiscal year ended October 31, 1998 to the executive officers of the Company named in the Summary Compensation Table:

                          OPTION GRANTS IN FISCAL 1998

                                                                                               POTENTIAL REALIZED
                                                  INDIVIDUAL GRANTS(1)                                VALUE
                               ----------------------------------------------------------       AT ASSUMED ANNUAL
                               NUMBER OF        PERCENT OF                                    RATES OF STOCK PRICE
                               SECURITIES          TOTAL                                        APPRECIATION FOR
                               UNDERLYING     OPTIONS GRANTED                                    OPTION TERM(2)
                                OPTIONS       TO EMPLOYEES IN     EXERCISE     EXPIRATION     ---------------------
           NAME                 GRANTED         FISCAL YEAR        PRICE          DATE           5%          10%
---------------------------    ----------     ---------------     --------     ----------     --------     --------

Charles L. McNew                  50,000            15.6%          $ 4.44       6/26/08       $139,615     $353,811

Kenneth F. Manser                     --              --               --          --               --           --

Gordon T. Ray                    100,000(3)         31.1%          $ 3.06       9/14/08       $192,630     $488,163

John J. Reis                      75,000            23.3%          $ 4.44       6/26/08       $209,422     $530,716

Frederick C. Shay                     --              --               --          --               --           --

---------------------------

(1) Generally, options become exercisable at a cumulative annual rate of 33 1/3%, commencing one year from the date of grant, and expire ten years from the date of grant. Notwithstanding the foregoing, options are fully exercisable in the event of a change of control of the Company. Options generally will terminate three months after the date employment with the Company or a subsidiary terminates. During such three-month period, options may be exercised only for the number of shares eligible to be exercised on the date employment terminates.

(2) Shows the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock appreciates in value from the date of grant to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, less the exercise price of the option.

(3) Does not include options to purchase 4,000 shares of Common Stock under the Directors Plan which were granted when Mr. Ray was eligible to participate therein. See 'Compensation of the Chief Executive Officer.'

     The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of the fiscal year ended October 31, 1998 held by the executive officers of the Company named in the Summary Compensation Table. No options were exercised by such executive officers in fiscal 1998.

 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND OCTOBER 31, 1998 OPTION VALUES

                                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                            OPTIONS AT OCTOBER 31, 1998           OCTOBER 31, 1998(1)
                                           -----------------------------     -----------------------------
                 NAME                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------------------    -----------     -------------     -----------     -------------
Charles L. McNew                              15,000          135,000               --                --
Kenneth F. Manser                                 --               --               --                --
Gordon T. Ray                                     --          100,000               --                --
John J. Reis                                      --          275,000               --                --
Frederick C. Shay                             24,000           76,000               --                --

---------------------------
(1) Although the last sale price per share exceeded the option exercise price of the Common Stock on October 31, 1998 on the Nasdaq National Market, pursuant to the terms of 521,000 of the 586,000 options included hereunder, they may not be exercised until the earlier of (i) the closing price of NumereX Common Stock exceeds certain per share thresholds ranging between $7.50-$15.00 for 60 consecutive days, or (ii) five years from February 27, 1997 or such later date of grant.

LIMITED PENSION AND DEATH BENEFITS PLAN

     Mr. Manser, as a full-time employee of Versus Technology Limited, participates in the Limited Pension and Death Benefits Plan (the 'Versus Technology Plan') maintained for employees of Versus Technology Limited. Under the Versus Technology Plan, a participant who retires at the normal retirement age of 65 will be entitled to receive an annual pension equal to 1/60th of such participants 'final pensionable earnings' for each complete year of pensionable service (subject to a maximum of 40 years). Final pensionable earnings are the average of a participants highest three consecutive annual earnings from Versus Technology Limited in the last ten years before the normal retirement date, except that if a participant retires or leaves the Versus Technology Limited Plan more than ten years before the normal retirement date, a participant's final pensionable earnings will be equal to such participants last annual earnings from Versus Technology Limited. Participants are required to contribute five percent of annual earnings toward the cost of their pension benefits. Assuming that Mr. Manser retired at age 65 and that his final pensionable earnings were equal to pounds 95,000 (his current base annual salary), Mr. Manser would be entitled to receive an annual pension of approximately pounds 17,500.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company had in the past entered into various transactions and arrangements with Dominion Group Limited, a Member Company of Dominion Holdings or a corporation which previously carried on certain activities of such entity (collectively, 'Dominion'). Dominion is an investment and merchant banking firm which has in prior years provided financial advisory and investment banking services to the Company. Dominion received fees of $234,000 for investment banking related services for the fiscal year ended October 31, 1997, and no fees for fiscal 1998. Gwynedd owns approximately 31.0% of the outstanding Common Stock of the Company. The shareholders of Dominion are also shareholders of Gwynedd. See 'Security Ownership of Management and Certain Beneficial Owners.' Gwynedd has the right to designate one member of the Company's Board of Directors (two members if the Board consists of more than seven directors) as long as Gwynedd owns at least ten percent of the outstanding Common Stock. Mr. Ryan serves as Gwynedd's designee. See 'Proposal One--Election of Directors-- Arrangements with Respect to the Board of Directors.'

     During fiscal 1995 the Company's subsidiary, DA Systems, manufactured certain products for CellTel Data Services, Inc. ('CellTel'), a company in which Dominion owns a controlling interest. Sales to CellTel approximated $368,500 during fiscal 1995. In October 1996, NumereX invested $375,000 in CellTel in return for an initial 10% equity interest in CellTel. These funds were used by CellTel to repay the account receivable relating to the 1995 product sales. In 1999, NumereX has the right to put its initial equity interest to Dominion and Dominion can call this interest for $500,000. In addition, in 1999, if the above-referenced call is not exercised by NumereX, it may acquire an additional 10% interest in CellTel for $1.00. The Company believes that the terms related to the manufacture and sale of products to CellTel and its investment in CellTel are no less favorable to the Company than those generally available from an unaffiliated party.

                            STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Industrial Index, assuming an investment of $100 in each on March 3, 1994, the date that the Company's Common Stock was first traded on the Nasdaq SmallCap Market, and, in the case of the Indexes, the reinvestment of all dividends.

                                    [GRAPHIC]

In the printed version of the document, a line graph appears which depicts the following plot points:

Date        NumereX    NASDAQ Composite Index       NASDAQ Industrial Index
----        -------    ----------------------       -----------------------
  3/4/94      100               100                           100
 4/30/94      242                93                            92
 7/31/94      223                91                            88
10/31/94      274                98                            95
 1/31/95      332                96                            90
 4/30/95      293               107                            98
 7/31/95      159               127                           115
10/31/95      111               131                           113
 1/31/96       99               133                           117
 4/30/96      113               140                           135
 7/31/96       77               151                           119
10/31/96       77               156                           130
 1/31/97       84               162                           140
 4/30/97       82               152                           120
 7/31/97      131               183                           152
10/31/97      133               213                           153
 1/31/98      115               205                           146
 4/30/98      106               236                           168
 7/31/98       91               237                           152
10/31/98       58               224                           134

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended October 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.

                             SHAREHOLDER PROPOSALS

     Pursuant to the proxy rules under the Exchange Act, the Company's shareholders are notified that the deadline for providing the Company with timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 1999 Annual Meeting of

Stockholders (the '1999 Meeting') will be December 11, 1999. As to all such matters which the Company does not have notice on or prior to December 11, 1999, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company's proxy related to the 1999 Meeting. A shareholder proposal regarding the 1999 Meeting must be submitted to the Company at its principal executive offices which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, Attention: Investor Relations, by September 28, 1999 to receive consideration for inclusion in the Company's 1999 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                                 ANNUAL REPORT

     The Annual Report to Shareholders of the Company (the 'Annual Report') for the fiscal year ended October 31, 1998 previously has been mailed to all shareholders of record as of January 22, 1999. An Annual Report will be mailed in conjunction with the mailing of this Proxy Statement to only those shareholders of record on May 10, 1999 who were not shareholders of record as of January 22, 1999. Copies of the Annual Report are available upon written request to the Company at its principal executive offices which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, Attention: Investor Relations.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1998 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A REQUEST THEREFOR TO: 1600 PARKWOOD CIRCLE SE, SUITE 200, ATLANTA, GEORGIA 30339.

                                         By Order of the Board of Directors
                                         /s/ Andrew J. Ray
                                         Andrew J. Ryan, Secretary

                                  NUMEREX CORP.

                    Proxy for Annual Meeting of Shareholders
                                  June 11, 1999
                  Solicited on behalf of the Board of Directors

         The undersigned hereby constitutes and appoints Matthew J. Flanigan and Andrew J. Ryan, and each of them with full power to act alone, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Shareholders of NumereX Corp. ("NumereX"), to be held on the 11th day of June, 1999, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of NumereX which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as indicated on the reverse side of this proxy. The proxy agents present and acting in person or by their substitute (or, if only one is present and acting, then that one) may exercise all the powers conferred by this proxy


                  (To be Completed and Signed on Reverse Side)

                  Please mark your votes A as in this example.






         Please mark your votes
 A  |X|  as in this example.


             FOR all nominees
              listed (except      WITHHOLD AUTHORITY
             as marked to the   to vote for all directors,
             contrary below).     check this box.
                          ___          ____
1.   The election of     |   |         |   |    Nominees: George Benson
     the nominees        |___|         |___|              Matthew J. Flanigan
     listed at right                                      Kenneth F. Manser
     as Directors                                         Stratton J. Nicolaides
     of the Company, as more fully described in the       Gordon T. Ray
     accompanying Proxy Statement.                        Andrew J. Ryan

To withhold authority to vote for any individual nominee or nominees, write the name of the nominee or nominees on the space provided below.

______________________________

2. Proposal to ratify Grant Thornton LLP as the Company's independent accountants for the fiscal year ending October 31, 1999

                   ___               ___                 ___
                  |   |             |   |               |   |
                  |___|             |___|               |___|

                  For              Against             Abstain

3. In their discretion, to transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed. The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR the proposal listed in Item 2. If no directions to the contrary are indicated, the persons named herein intend to vote FOR the election of the named nominees for director and FOR the ratification of Grant Thornton LLP as the Company's independent accountants for the current fiscal year.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

The undersigned hereby acknowledges receipt of the Company's 1998 Annual report to Shareholders (mailed under separate cover in January 1999), Notice of the Company's 1999 Annual Meeting of Shareholders and the Proxy Statement relating thereto.



NAME ____________________________  DATE ______________________________________

NAME ____________________________  DATE ______________________________________

Please sign here personally. Signature of the shareholder(s) should correspond exactly with the name(s) in which the shares are registered. If the shares are registered in more than one name, each joint owner or fiduciary should sign personally. Only authorized officers should sign for a corporation.